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                                                                   EXHIBIT 10.59

                                                                     SENIOR LOAN

                                 PROMISSORY NOTE

$430,000                                              dated as of August 1, 2001

      FOR VALUE RECEIVED, the undersigned SAC Holding Corporation, a Nevada corporation (the "Maker" or the "undersigned"), promises to pay to the order of Nationwide Commercial Co. ("Payee"), an Arizona corporation, at the principal office of the Payee at 2721 N. Central Avenue, Phoenix, Arizona 85004 or at such other place or places as the holder hereof may from time to time designate in writing, the principal sum of up to FOUR HUNDRED and THIRTY THOUSAND and no/100ths DOLLARS ($430,000.00) and Interest (as hereinafter defined) on the outstanding principal balance hereof from time to time all as hereinafter set forth in a manner and at the times provided herein.

1. Definitions. As used in this Note, each of the following terms shall have the following meanings, respectively:

      "Adjusted Operating Expenses": shall mean Operating Expenses as reasonably adjusted by Holder (i) to account, as appropriate in Holder's sole reasonable discretion, for all actual or required Operating Expenses as opposed to escrowed or estimated payments and (ii) such other adjustments to Operating Expenses, in Holders sole reasonable discretion to adjust for seasonal, extraordinary or non-customary expenses and costs and other abnormalities.

      "Affiliate": of any specified Person shall mean (i) any other Person controlling or controlled by or under common control with such specified Person and (ii) any limited partner of such person if such person is a limited partnership, or any shareholder of such person if such person is a corporation. For the purposes of this definition, "control," when used with respect to any specified Person, means the power to direct the management and policies of such Person, directly or indirectly, whether through the ownership of voting securities, by contract, or otherwise; and the terms "controlling" and "controlled" have meanings correlative to the foregoing.

      "Default Rate": shall have the meaning given it in Section 2(a) below.

      "GAAP": shall mean generally accepted accounting principles as used and understood in the United States of America from time to time.

      "Gross Income": shall equal Gross Receipts for the applicable twelve (12) month period less (i) sale tax and other similar taxes, (ii) condemnation awards, (iii) casualty or other insurance proceeds, (iv) proceeds of any borrowing, (v) proceeds of any or sale of the Property, (vi) proceeds of any sale of assets outside the ordinary course of business of Holder, (vii) revenues relating to equipment or vehicle rentals and (viii) any revenue generated other than in connection with the use of the Property.

      "Gross Receipts": shall mean, for any period all gross receipts, revenues and income of
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any and every kind collected or received by or for the benefit or account of
Maker during such period arising from the ownership, rental, use, occupancy or operation of the Property or any portion thereof. Gross Receipts shall include, without limitation, all receipts from all tenants, licensees and other occupants and users of the Property or any portion thereof, including, without limitation, rents, all proceeds of rent or business interruption insurance, and the proceeds of all casualty insurance or eminent domain awards to the extent not (i) applied, or reserved and applied within nine (9) months after the creation of such reserve, to the restoration of the Property or any portion thereof or (ii) paid to Holder to reduce the principal amount of the Loan. Gross Receipts shall include the net commission payable from the rental of equipment (whether or not such equipment is owned by the Owner of the Property) at the Property; provided however that such net commissions payable shall not be included in Gross Receipts until the 15th day of the month following the month in which such rental occurred, all in accordance with the customary procedure for the payment of net commission. Gross Receipts shall not include any capital contributed to Maker, whether in the form of a loan or equity, or any proceeds from any loan made to Maker. Any receipt included within Gross Receipts in one period shall not be included within Gross Receipts for any other period (i.e., no item of revenue or receipts shall be counted twice).

      "Highest Lawful Rate": shall mean the maximum rate of interest which the Holder is allowed to contract for, charge, take, reserve, or receive under applicable law after taking into account, to the extent required by applicable law, any and all relevant payments or charges hereunder.

      "Holder": shall mean at any particular time, the Payee and its successors and assigns in its capacity as the holder of this Note.

      "Interest": shall have the meaning given it in Section 2 below.

      "Junior Lender": shall mean Nationwide Commercial Co. and its successors and assigns in its capacity as the maker of the Junior Loan.

      "Junior Loan": shall mean that certain unsecured loan in the amount of $110,000.00 made by the Junior Lender to the Maker evidenced by a promissory note of even date herewith.

      "Loan": shall mean the unsecured loan in the amount of $430,000 made by Payee to Maker and evidenced by this Note, or up to such amount as may have been advanced by Payee to Maker from time to time.

      "Loan Year": shall mean a year commencing on the date of this Note, or an anniversary thereof, and ending 365 days (or 366 days in a leap year) thereafter.

      "Management Fee": shall mean the fee paid to the Property Manager pursuant to the Property Management Agreement which fee shall in no event exceed six percent (6.0%) of Gross Receipts as determined in the Property Management Agreement.

      "Material Adverse Effect": shall mean the likely inability or reasonably anticipated inability of Maker to pay the Loan and perform its other obligations in compliance with the terms of this Note.

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      "Maturity Date": shall mean the first to occur of the Stated Maturity Date and the earlier date (if any) on which the unpaid principal balance of, and unpaid Interest on, this Note shall become due and payable on account of acceleration by the Holder hereof.

      "Net Cash Flow": shall mean, for any period, the amount by which the Gross Receipts for such period exceed the sum of Interest paid during such period and Operating Expenses for and with respect to such period, but Net Cash Flow for any period shall not be less than zero.

      "Net Operating Income": shall mean the "Gross Income" generated by the Property less Adjusted Operating Expenses, adjusted down by Holder in its reasonable discretion to reflect a ninety-five (95%) percent occupancy on a per Property basis for of the Property.

      "Note": shall mean this Promissory Note as it may be amended, modified, extended or restated from time to time in writing and in accordance with the terms hereof, together with all substitutions and replacements therefor.

      "Operating Expenses": shall mean, for any period, all cash expenditures of Maker actually paid (and properly payable) during such period for (i) real and personal property taxes on the Property; (ii) premiums for liability, property and other insurance on the Property; (iii) the Management Fee; (iv) sales and rental taxes relating to the Property; and (vii) normal, reasonable and customary operating expenses of the Property. In no event shall Operating Expenses include amounts distributed to the partners or shareholder's of Maker, payments to Affiliates not permitted under Section 7(c) below, any payments made on the Loan or any other loan obtained by Maker, amounts paid out of any funded reserve expressly approved by Holder, non-cash expenses such as depreciation, or any cost or expense related to the restoration of the Property in the event of a casualty or eminent domain taking paid for from the proceeds of insurance or an eminent domain award or any reserve funded by insurance proceeds or eminent domain awards.

      "Person": shall mean any corporation, natural person, firm, joint venture, general partnership, limited partnership, limited liability company, trust, unincorporated organization, government or any department or agency of any government.

      "Present Value": shall have the meaning given such term in Section 4(b) below.

      "Property": shall mean the property and improvements thereon known by street address as 480 Pleasant Street, Attleboro, Massachusetts.

      "Property Manager": shall have the meaning given it in Section 6(j) below.

      "Property Management Agreement": shall have the meaning given such term in
Section 6(i) below.

      "Requirements of Law": shall mean, as to any Person, requirements as set out in the provisions of such Person's Certificate of Incorporation and Bylaws (in the case of a corporation), partnership agreement and certificate or statement of partnership (in the case of a partnership) or other organizational or governing documents, or as set out in any law, treaty, rule or regulation, or final and binding determination of an arbitrator, or determination of a court or other federal, state or local governmental agency, authority or subdivision applicable to or

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binding upon such Person or any of its property or to which such Person or any of its property is subject, or in any private covenant, condition or restriction applicable to or binding upon such Person or any of its property or to which such Person or any of its property is subject.

      "Sale": shall mean any direct or indirect sale, assignment, transfer, conveyance, lease (except for leases of terms not exceeding 1 year to tenants in the ordinary course of business complying with standards and in a form approved by Payee) or disposition of any kind whatsoever of the Property, or of any portion thereof or interest (whether legal, beneficial or otherwise) or estate in any thereof, or 25% or more (in the aggregate of all such sales, transfers, assignments, etc., made at any time or from time to time, taken together) of all the equity interests in Maker.

      "Stated Maturity Date": shall mean August 1, 2011.

      "Yield Maintenance Premium": shall have the meaning given such term in
Section 4(b) below.

2.    Interest.

      (a) Interest ("Interest") shall accrue on the outstanding principal balance of this Note commencing on the date hereof, at the rate of nine percent (9.0%) per annum, payable monthly, in arrears, on the first day of each calendar month commencing on September 1, 2001 (or if such day is not a business day, on the next succeeding business day). To the extent permitted by law, "Interest" will accrue on any overdue amounts with respect to this Note commencing on the date hereof, at the rate of twelve percent (12%) per annum (the "Default Rate"). From and after the Maturity Date, Interest will be payable on demand. All computations of interest and fees payable hereunder shall be based upon a year of 360 days for the actual number of days elapsed.

      (b) The provisions of this Section 2(b) shall govern and control over any inconsistent provision contained in this Note or in any other document evidencing or securing the indebtedness evidenced hereby. The Holder hereof shall never be entitled to receive, collect, or apply as interest hereon (for purposes of this Section 2(b) the word "interest" shall be deemed to include Interest and any other sums treated as interest under applicable law governing matters of usury and unlawful interest), any amount in excess of the Highest Lawful Rate (hereinafter defined) and, in the event the Holder ever receives, collects, or applies as interest any such excess, such amount which would be excessive interest shall be deemed a partial prepayment of principal and shall be treated hereunder as such; and, if the principal of this Note is paid in full, any remaining excess shall forthwith be paid to Maker. In determining whether or not the interest paid or payable, under any specific contingency, exceeds the Highest Lawful Rate, Maker and the Holder shall, to the maximum extent permitted under applicable law, (i) characterize any nonprincipal payment as an expense, fee, or premium rather than as interest, (ii) exclude voluntary prepayments and the effects thereof, and (iii) spread the total amount of interest throughout the entire contemplated term of this Note.

3.    Principal Payments.

      (a) The Maker will make to the Holder of this Note on the Stated Maturity Date a payment in an amount equal to the outstanding principal balance, without offset, defense,

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counterclaim or right of set-off or recoupment. The unpaid principal balance of this Note shall be finally due and payable on the Maturity Date.

4.    Payments.

      (a) Interest and Principal. Maker promises to pay to the Holder hereof Interest (including any interest accrued at the Default Rate) as, in the respective amounts, and at the respective times provided in Section 2 hereinabove and principal as, in the amounts, and at the times respectively provided in Section 3 hereinabove. Maker also agrees that, on the Maturity Date, Maker will pay to the Holder the entire principal balance of this Note then outstanding, together with all Interest accrued hereunder and not theretofore paid. Each payment of principal of, Interest on, or any other amounts of any kind with respect to, this Note shall be made by the Maker to the Holder hereof in immediately available funds in such coin or currency of the United States of America as at the time of payment is legal tender for the payment of public debts at its office in Phoenix, Arizona (or at any other place which the Holder may hereafter designate for such purpose in a notice duly given to the Maker hereunder) or if the Holder has given notice and wire instructions to the Maker not less than five days prior to the date of the payment, by wire transfer to an account denominated in U.S. Dollars maintained by the Holder in the United States of America, not later than noon, Eastern Standard time, on the date due thereof; and funds received after that hour shall be deemed to have been received by the Holder on the next following business day.

      (b) No Prepayment. The principal of this Note may not be voluntarily prepaid in whole or in part prior to September 1, 2008, except with the consent of Payee. Maker shall have the right to, upon not less than five (5) Business Days prior written notice, prepay this Note in whole or part at any time thereafter without Yield Maintenance Premium or any other penalty. If under any circumstances whatsoever this Note is prepaid in whole or in part prior to September 1, 2008, whether following acceleration after the occurrence of an Event of Default, with the consent of Holder, by Holder's application of any condemnation or insurance proceeds to amounts due under the Note, by operation of law or otherwise, then

      Maker shall pay to the Holder the Yield Maintenance Premium (defined hereinbelow) in addition to paying all Interest which has accrued but is unpaid on the principal balance of this Note being prepaid (and all other amounts due under this Note). Any voluntary or involuntary prepayment, whether in whole or part, shall only be made on a regularly scheduled payment date and shall include interest for the entire month in which the payment is made.

      A Yield Maintenance Premium in an amount equal to the greater of (A) one percent (1.0%) of the principal amount being prepaid, and (B) the positive excess of (1) the present value ("PV") of all future installments of principal and interest due pursuant to Section 3(a) of this Note absent any such prepayment including the principal amount due at the Stated Maturity Date (collectively, "All Future Payments"), discounted at an interest rate per annum equal to the sum of (a) the Treasury Constant Maturity Yield Index published during the second full week preceding the date on which such Yield Maintenance Premium is payable for instruments having a maturity coterminous with the remaining term of this Note, and (b) One Hundred Forty (140) basis points, over
(2) the then outstanding principal balance hereof immediately before such prepayment [(PV of All Future Payments) - (principal balance at time of prepayment) = Yield


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Maintenance Premium]. "Treasury Constant Maturity Yield Index" shall mean the average yield for "This Week" as reported by the Federal Reserve Board in Federal Reserve Statistical Release H.15 (519). If there is no Treasury Constant Maturity Yield Index for instruments having a maturity coterminous with the remaining term of this Note, then the index shall be equal to the weighted average yield to maturity of the Treasury Constant Maturity Yield Indices with maturities next longer and shorter than such remaining average life to the maturity, calculated by averaging (and rounding upward to the nearest 1/100 of 1% per annum, if the average is not such a multiple) the yields of the relevant Treasury Constant Maturity Yield Indices (rounded, if necessary, to the nearest 1/100 of 1% with any figure of 1/200 of 1% or above rounded upward). In the event that any Yield Maintenance Premium is due hereunder, Holder shall deliver to Maker a statement setting forth the amount and determination of the Yield Maintenance Premium and, provided that Holder shall have in good faith applied the formula described above, Maker shall not have the right to challenge the calculation or the method of calculation set forth in any such statement in the absence of manifest error, which calculation may be made by Holder on any day during the thirty (30) day period preceding the date of such prepayment. Holder shall not be obligated or required to have actually reinvested the prepaid principal balance at the Treasury Constant Maturity Yield Index or otherwise as a condition to receiving the Yield Maintenance Premium. No Yield Maintenance Premium or premium shall be due or payable in connection with any prepayment of the indebtedness evidenced by this Note made on or after any date after July 1, 2006. In addition to the aforesaid Yield Maintenance Premium if, upon any such prepayment (whether prior to or after any date that is after July 1, 2006, the aforesaid prior written notice has not been received by Holder, the Yield Maintenance Premium shall be increased by an amount equal to the lesser of (i) thirty (30) days' unearned interest computed on the outstanding principal balance of this Note, so prepaid and (ii) unearned interest computed on the outstanding principal balance of this Note so prepaid for the period from, and including, the date of prepayment through the otherwise Stated Maturity Date of this Note.

5. Representations and Warranties of Maker. Maker represents and warrants to Payee, as of the date hereof, that:

      (a) Due Authorization. Maker is a corporation duly organized under the laws of the state of its organization, with the authority to own the Property and execute this Note and the Junior Note and consummate the transactions contemplated thereby;

      (b) No Violation. Maker's execution, delivery and performance of its obligations under the this Note do not and will not violate the articles of incorporation of Maker and will not violate, conflict with or constitute a default under any agreement to which Maker is a party or by which the Property or any portion thereof is bound or encumbered, or violate any Requirements of Law to which Maker or the Property or any portion thereof is subject;

      (c) Consents. No consents, approvals, filings, or notices of, with or to any Person are required on the part of Maker in connection with Maker's execution, delivery and performance of its obligations under this Note that have not been duly obtained, made or given, as the case may be;

      (d) Enforceability. This Note is a legal, valid and binding obligation of the Maker enforceable in accordance with its terms, except as the enforceability thereof may be limited by


                                      -6-
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bankruptcy, insolvency, moratorium, reorganization or similar laws relating to or affecting the enforcement of creditors' rights generally;

      (e) Compliance with Laws. The Property is in compliance in all material respects with all applicable Requirements of Law;

      (f) Litigation. No litigation, investigation or proceeding or notice thereof before any arbitrator or governmental authority, agency or subdivision is pending, or, to Maker's best knowledge, threatened, against Maker or the Property or any portion thereof:

      (g) Utilities; Licenses. All utilities required by Requirements of Law or by the normal and intended use of the Property are installed to the property line and connected by valid permits and the Maker possesses, or will possess as and when necessary, all patents, patent rights or licenses, trademarks, trade names, trade name right, service marks, copyrights, licenses, permits and consents (or rights thereto) which are required to conduct its business as it is now conducted or as it is presently proposed to be conducted, or which are required by any governmental entity or agency;

      (h) Easements. Maker has obtained all easements, appurtenances and rights of way necessary for access to and the normal uses of the Property; and

      (i) Place of Business. Maker is located at 715 S. Country Club Drive, Mesa, Arizona 85210, and that address is its only place of business or its chief executive office.

6. Affirmative Covenants. Maker hereby covenants and agrees that, so long as any indebtedness under the Note remains unpaid:

      (a) Use of Proceeds. Maker shall use the proceeds of the Loan to repay certain indebtedness presently outstanding against the Property and held by Payee, or to purchase the Property.

      (b) Financial Statements. Maker shall deliver or cause to be delivered to Holder:

            (i) As soon as available and in any event within 90 days after the end of each calendar year, annual financial reports, prepared by a nationally recognized auditing firm, reasonably approved by Holder, on the Property showing all income and expenses certified to be accurate and complete by an officer of the managing general partner of Maker;

            (ii) As soon as available and in any event within 45 days after the end of each of the first three calendar quarters of each year, (1) a detailed comparative earnings statement for such quarter and for the period commencing at the end of the previous fiscal year and ending with the end of such quarter, and (2) financial reports on the Property showing all income and expenses, certified to be accurate and complete by an officer of the managing general partner of Maker (or, if Maker is a corporation, of Maker); and


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            (iii) Promptly, such additional financial and other information
      (including, without limitation, information regarding the Property) as Holder may from time to time reasonably request including, without limitation, if reasonably available monthly financial reports.

      (c) Inspection of Property; Books and Records; Discussions. Maker shall keep proper books of record and account in which full, true and correct entries in conformity with GAAP and all Requirements of Law shall be made of all dealings and transactions in relation to its business and activities and, upon reasonable notice, permit representatives of Holder, to examine and make abstracts from any of its books and records at any reasonable time and as often as may reasonably be desired by Holder, and to discuss the business, operations, properties and financial and other conditions of Maker with officers and employees of Maker and with its independent certified public accountants. In addition, on the last day of each calendar month on which an Interest payment is due, Maker shall furnish to Holder a certified statement of operations of the Property for the calendar month in which such Interest payment is due, showing in reasonable detail and in a format approved by Holder the Gross Receipts, Operating Expenses, and Net Cash Flow, as well as (if required by Holder) all data necessary for the calculation of any such amounts. Maker shall keep and maintain at all times full and accurate books of account and records adequate to correctly reflect all such amounts. Such books and records shall be available for at least five (5) years after the end of the relevant calendar month. Holder shall have the right to inspect, copy and audit such books of account and records at Holder's expense, during reasonable business hours, and upon reasonable notice to Maker, for the purpose of verifying the accuracy of any principal payments made. The costs of any such audit will be paid by Holder, except that Maker shall pay all reasonable costs and expenses of any such audit which discloses that any amount properly payable by Maker to Holder hereunder exceeded by five percent (5%) or more the amount actually paid and initially reported by Maker as being payable with respect thereto.

      (d) Notices. Maker shall give prompt written notice to Holder of (a) any claims, proceedings or disputes (whether or not purportedly on behalf of Maker) against, or to Maker's knowledge, threatened or affecting Maker or the Property or any portion thereof which, if adversely determined, could reasonably be expected to have a Material Adverse Effect (without in any way limiting the foregoing, claims, proceedings, or disputes involving in the aggregate monetary amounts in excess of $15,000 not fully covered by insurance shall be deemed to be material, exclusive of deductibles in an amount not to exceed $1,000), or (b) any proposal by any public authority to acquire the Property or any portion thereof.

      (e) Expenses. Maker shall pay legal fees of its own legal counsel in connection with the preparation and negotiation of this Note and pay all reasonable out-of-pocket expenses (including fees and disbursements of counsel, including local counsel) of Holder, incident to any amendments, waivers and renewals relating to this Note and the enforcement or protection of the rights of Holder hereunder whether by judicial proceedings or otherwise, including, without limitation, in connection with foreclosure, bankruptcy, insolvency, liquidation, reorganization, moratorium or other similar proceedings involving Maker or a workout of the Loan. The obligations of Maker under this Section 6(e) shall survive repayment of the Loan.

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      (f)   Terms of Note. Maker shall comply with and observe all terms and conditions of this Note.

      (g) INDEMNIFICATION. MAKER SHALL INDEMNIFY AND HOLD HARMLESS HOLDER AND ITS DIRECTORS, OFFICERS, EMPLOYEES, ATTORNEYS AND AGENTS (THE "INDEMNIFIED PARTIES") FROM AND AGAINST ALL DAMAGES, COSTS, EXPENSES AND LIABILITIES (COLLECTIVELY AND SEVERALLY, "LOSSES") INCURRED BY OR ASSESSED AGAINST ANY OF THEM RESULTING FROM THE CLAIMS OF ANY PARTY RELATING TO OR ARISING OUT OF THIS NOTE, EXCEPT FOR LOSSES CAUSED BY THE GROSS NEGLIGENCE OR WILLFUL MISCONDUCT OF SUCH INDEMNIFIED PARTY, AND REIMBURSE EACH INDEMNIFIED PARTY FOR ANY EXPENSES (INCLUDING THE FEES AND DISBURSEMENTS OF LEGAL COUNSEL) REASONABLY INCURRED IN CONNECTION WITH THE INVESTIGATION OF, PREPARATION FOR OR DEFENSE OF ANY ACTUAL OR THREATENED CLAIM, ACTION OR PROCEEDING ARISING THEREFROM (INCLUDING ANY SUCH COSTS OF RESPONDING TO DISCOVERY REQUEST OR SUBPOENAS), REGARDLESS OF WHETHER HOLDER OR SUCH OTHER INDEMNIFIED PERSON IS A PARTY THERETO. WITHOUT DEROGATING THE PROVISIONS OF SECTION 20 BELOW, IT IS ACKNOWLEDGED AND AGREED BY MAKER THAT THE INDEMNIFICATION RIGHTS OF THE INDEMNIFIED PARTIES HEREUNDER ARE IN ADDITION TO AND CUMULATIVE WITH ALL OTHER RIGHTS OF THE INDEMNIFIED PARTIES. WITH REFERENCE TO THE PROVISIONS SET FORTH ABOVE IN THIS SECTION 6(g) FOR PAYMENT BY MAKER OF ATTORNEYS' FEES INCURRED BY THE INDEMNIFIED PARTIES IN ANY ACTION OR CLAIM BROUGHT BY A THIRD PARTY, MAKER SHALL, IF IT ADMITS LIABILITY HEREUNDER TO ANY INDEMNIFIED PARTY, DILIGENTLY DEFEND SUCH INDEMNIFIED PARTY AND DILIGENTLY CONDUCT THE DEFENSE. IF HOLDER OR ANY OTHER SUCH INDEMNIFIED PARTY DESIRES TO ENGAGE SEPARATE COUNSEL, IT MAY DO SO AT ITS OWN EXPENSE; PROVIDED, HOWEVER, THAT SUCH LIMITATION ON THE OBLIGATION OF MAKER TO PAY THE FEES OF SEPARATE COUNSEL FOR SUCH INDEMNIFIED PARTY SHALL NOT APPLY IF SUCH INDEMNIFIED PARTY HAS RETAINED SAID SEPARATE COUNSEL BECAUSE OF A REASONABLE BELIEF THAT MAKER IS NOT DILIGENTLY DEFENDING IT AND/OR NOT DILIGENTLY CONDUCTING THE DEFENSE AND SO NOTIFIES MAKER. THE OBLIGATIONS OF MAKER UNDER THIS SECTION 6(g) SHALL SURVIVE REPAYMENT IN FULL OF THE INDEBTEDNESS EVIDENCED HEREBY. IT IS THE INTENT OF THIS
SECTION 6(g) THAT THE MAKER SHALL INDEMNIFY AND HOLD HARMLESS THE INDEMNIFIED PARTIES FROM LOSSES OCCASIONED BY THE ACTS OR OMISSIONS, INCLUDING, WITHOUT LIMITATION, NEGLIGENCE, OF THE INDEMNIFIED PARTIES.

                  MAKER'S INITIALS ______

      (h) Cooperation. Maker shall execute and deliver to Holder any and all instruments, documents and agreements, and do or cause to be done from time to time any and all other acts,

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reasonably deemed necessary or desirable by Holder to effectuate the provisions and purposes of this Note.

      (i) Requirements of Law. Maker shall comply at all times with all Requirements of Law.

      (j) Management Agreement. Maker shall cause the Property to be initially managed by a subsidiary of U-Haul International, Inc. and to be at all times managed by a nationally recognized self-storage property management company (individually the "Property Manager" and collectively the "Property Managers") designated by the Holder, which Property Managers shall each be employed pursuant to an agreement (individually a "Property Management Agreement" and collectively the "Property Management Agreements") approved by the Holder. The Maker shall use its best efforts to cause the Property Manager to manage and maintain the Property in accordance with the terms of the Property Management Agreements to which Property Manager is a party. In no event shall the fees paid (or required to be paid) Property Manager exceed six percent (6%) of Gross Receipts for any time period. The Maker agrees, upon request of the Holder, to exercise its right to terminate the Property Manager upon the occurrence and continuance of (i) an Event of Default, (ii) a Sale of U-Haul International, Inc. or such Property Manager, (iii) a breach by such Property Manager of its respective Property Management Agreement, or (iv) the Net Cash Flow prior to subtracting Interest shall fall twenty percent (20%) or more for one complete Loan Year.

      (k)   Intentionally omitted

      (l) Compliance with Note. The Maker will faithfully observe and perform, or cause to be observed and performed, all its covenants, agreements, conditions and requirements contained in this Note in accordance with the terms thereof and will maintain the validity and effectiveness of such instruments. The Maker will not take any action, or permit any action to be taken, which will release any party to such instruments from any of its obligations or liabilities thereunder, or will result in the termination, modification or amendments, or which will impair the validity, of any such instruments except as expressly provided for herein and therein. The Maker will give the Holder written notice of any default by any party of any of such instruments promptly after it becomes known to the Maker.

7. Negative Covenants. Maker hereby agrees that, as long as any indebtedness under the Note remains unpaid, Maker shall not, directly or indirectly:

      (a) Indebtedness. Create, incur, guarantee or assume any Indebtedness except for: (i) the Loan; (ii) the Junior Loan; (iii) the obligations of Maker under the Property Management Agreement incurred in the ordinary course of business; (iv) statutory liability for non-delinquent taxes and (v) other contingent obligations in connection with financings of its subsidiaries and affiliates.

      (b) Consolidation and Merger. Liquidate or dissolve or enter into any consolidation, merger, partnership, joint venture, syndicate or other combination (except for a merger or consolidation for the purpose of, and having the effect of, changing Maker's jurisdiction of organization).

      (c) Transactions with Affiliates. Purchase, acquire or lease any property from, or sell, transfer or lease any property to, or lend or advance any money to, or borrow any money from, or guarantee any obligation of, or acquire any stock, obligations or securities of, or enter into any merger or consolidation agreement, or any management or similar agreement with, any Affiliate, or enter into any other transaction or arrangement or make any payment to (including, without limitation, on account of any management fees, service fees, office charges, consulting fees, technical services charges or tax sharing charges) or otherwise deal with, in the ordinary course of business or otherwise any Affiliate unless fair and reasonable in all respects, except (i) transactions relating to the sharing of overhead expenses, including, without limitation, managerial, payroll and accounting and legal expenses, for which charges assessed against Maker are not greater than would be incurred by Maker in similar transactions with non-Affiliates, or (ii) arms-length transactions between Maker and U-Haul International, Inc. and its related companies which are on a basis no less burdensome on the Maker than would be achieved in a fair and reasonable transaction with an unrelated third party.

      (d) Sales. Without obtaining the prior written consent of Holder (which Holder may withhold or condition in its sole and absolute discretion), cause, permit or acquiesce in any Sale.

      (e)   Intentionally omitted

      (f) Business. Engage, directly or indirectly, in any business other than that arising out of the issuance of this Note, and other lawful; activities.

      (g) No Joint Venture. Engage in a joint venture or become a partner with any other Person.

8. Event of Default; Remedies. Any one of the following occurrences shall constitute an Event of Default under this Note:

      (a) The failure by the undersigned to make any payment of principal, Interest or Yield Maintenance Premium upon this Note as and when the same becomes due and payable in accordance with the provisions hereof (and the continuation of such failure for a period of ten (10) days after notice thereof to the Maker);

      (b) Any representation, warranty or certification made by Maker under this Note or the Junior Note or in any report, certificate or financial statement delivered to the Holder under or in connection herewith is materially inaccurate or incomplete as of the date made and such breach continues for a period of 10 days after the earlier of written notice thereof to the Maker or the date on which Maker has knowledge thereof, which inaccuracy or incompleteness materially and adversely affects (i) the value of the Loan, or
(ii) the value of any of the Property;

      (c) The failure by Maker to perform any obligation under, or the occurrence of any other default with respect to any provision of, this Note or the Junior Note other than as described in any of the other clauses of this
Section 8, and the continuation of such default for a period of 30 days after written notice thereof to the Maker;

      (d) (i) Maker shall file, institute or commence any case, proceeding or other action (A) under any existing or future law of any jurisdiction, domestic or foreign, relating to bankruptcy, insolvency, reorganization or relief of debtors, seeking to have an order for relief entered with respect to it, or seeking to adjudicate it a bankrupt or insolvent, or seeking reorganization, arrangement, adjustment, winding-up, liquidation, dissolution, composition or other relief with respect to it or its debts, or (B) seeking appointment of a receiver, trustee, custodian or other similar official for it or for all or any substantial part of its assets, or Maker shall make a general assignment for the benefit of its creditors; or (ii) there shall be filed, instituted or commenced against Maker any case, proceeding or other action of a nature referred to in clause (i) above which (A) results in the entry of any order for relief or any such adjudication or appointment, or (B) remains undismissed or undischarged for a period of 60 days; or (iii) there shall be commenced against Maker any case, proceeding or other action seeking issuance of a warrant of attachment, execution, distraint or similar process against all or substantially all of its assets which results in the entry of an order for any such relief which shall not have been vacated, discharged, stayed, satisfied or bonded to Holder's satisfaction pending appeal, within 60 days from the first entry thereof; or (iv) Maker shall take any action in furtherance of, or indicating its consent to, approval of, or acquiescence in, any of the acts described in any of the preceding clauses (i), (ii) or
(iii); or (v) Maker shall not, or shall be unable to, or shall admit in writing its inability to, pay its debts as they become due, or shall in writing admit that it is insolvent; or

      (e) The Maker shall be in default of any provision of the Junior Note, or any document executed in connection therewith.

      (f) One or more judgments or decrees in an aggregate amount exceeding $1,000,000.00 shall be entered against Maker (or any Affiliate thereof) and all such judgments or decrees shall not have been vacated, discharged, stayed, satisfied, or bonded to Holder's satisfaction pending appeal within 60 days from the first entry thereof.

      Upon the occurrence of any Event of Default hereunder: the entire unpaid principal balance of, and any unpaid Interest then accrued on, this Note shall, at the option of the Holder hereof and without demand or notice of any kind to the undersigned or any other person, immediately become and be due and payable in full (except that such acceleration shall occur automatically upon the occurrence of any Event of Default described in the preceding clause (f) of this
Section 8, without further action or decision by Holder); and the Holder shall have and may exercise any and all rights and remedies available at law or in equity.

9. Offset. In addition to (and not in limitation of) any rights of offset that the Holder hereof may have under applicable law, upon the occurrence of any Event of Default hereunder the Holder hereof shall have the right, immediately and without notice, to appropriate and apply to the payment of this Note any and all balances, credits, deposits, accounts or moneys of the Maker then or thereafter with or held by the Holder hereof.

10. Allocation of Balances or of Payments. At any and all times until this Note and all amounts hereunder (including principal, Interest, and other charges and amounts, if any) are paid in full, all payments (whether of principal, Interest or other amounts) made by the undersigned or any other person (including any guarantor) to the Holder hereof may be allocated by the Holder to principal, interest or other charges or amounts as the Holder may determine in its sole and exclusive discretion (and without notice to or the consent of any person).

11. Captions. Any headings or captions in this Note are inserted for convenience of reference only, and they shall not be deemed to constitute a part hereof, nor shall they be used to construe or interpret the provisions of this Note.

12.   Waiver.

      (a) Maker, for itself and for its successors, transferees and assigns and all guarantors and endorsers, hereby waives diligence, presentment and demand for payment, protest, notice of protest and nonpayment, dishonor and notice of dishonor, notice of the intention to accelerate, notice of acceleration, and all other demands or notices of any and every kind whatsoever, and the undersigned agrees that this Note and any or all payments coming due hereunder may be extended from time to time in the sole discretion of the Holder hereof without in any way affecting or diminishing their liability hereunder.

      (b) No extension of the time for the payment of this Note or any payment becoming due or payable hereunder, which may be made by agreement with any Person now or hereafter liable for the payment of this Note shall operate to release, discharge, modify, change or affect the original liability under this Note, either in whole or in part, of the Maker if it is not a party to such agreement.

      (c) No delay in the exercise of any right or remedy hereunder shall be deemed a waiver of such right or remedy, nor shall the exercise of any right or remedy be deemed an election of remedies or a waiver of any other right or remedy. Without limiting the generality of the foregoing, the failure of the Holder hereof promptly after the occurrence of any Event of Default hereunder to exercise its right to declare the indebtedness remaining unmatured hereunder to be immediately due and payable shall not constitute a waiver of such right while such Event of Default continues nor a waiver of such right in connection with any future Event of Default on the part of the undersigned.

13. Payment of Costs. The undersigned hereby expressly agrees that upon the occurrence of any Event of Default under this Note, the undersigned will pay to the Holder hereof, on demand, all costs of collection and enforcement of every kind, including (but not limited to) attorneys' fees, court costs, and other costs and expenses of every kind incurred by the Holder hereof whether or not any lawsuit is ever flied with respect thereto.

14.   Intentionally omitted.

15. Notices. All notices, demands and other communications hereunder to either party shall be deemed to have been given on the first to occur of (i) actual receipt or (ii) the third business day after facsimile or the deposit thereof in the United States mails, by registered or certified mail, postage prepaid, addressed as follows:

If to the Maker:                             SAC Holding Corporation,
                                             a Nevada corporation,
                                             715 South Country Club Drive
                                             Mesa, AZ 85210
                                             Facsimile: (602)277-5017

If to the Holder:                            Nationwide Commercial Co.
                                             c/o Amerco
                                             2721 North Central Avenue
                                             Phoenix, Arizona 85004
                                             Attention: Treasurer
                                             Facsimile: (602)277-5017

with a copy to:                              Nationwide Commercial Co.
                                             c/o Amerco
                                             2721 North Central Avenue
                                             Phoenix, Arizona 85004
                                             Attention: Gary V. Klinefelter or
                                                        General Counsel
                                             Facsimile: (602)277-5017

or to either party at such other address in the 48 contiguous continental United States of America as such party may designate as its address for the receipt of notices hereunder in a written notice duly given to the other party.

16. Time of the Essence. Time is hereby declared to be of the essence of this Note and of every part hereof.

17. Governing Law. This Note shall be governed by and construed in accordance with the internal laws of the State of Arizona.

18. Jurisdiction. In any controversy, dispute or question arising hereunder, the Maker consents to the exercise of jurisdiction over its person and property by any court of competent jurisdiction situated in the State of Arizona (whether it be a court of the State of Arizona, or a court of the United States of America situated in the State of Arizona), and in connection therewith, agrees to submit to, and be bound by, the jurisdiction of such court upon the Holder's mailing of process by registered or certified mail, return receipt requested, postage prepaid, within or without the State of Arizona, to the Maker at its address for receipt of notices under this Note.

19. HOLDER NOT PARTNER OF MAKER. UNDER NO CIRCUMSTANCES WHATSOEVER SHALL THE HOLDER OF THIS NOTE BE DEEMED TO BE A PARTNER OR A CO-VENTURER WITH MAKER OR WITH ANY OTHER PERSON. MAKER SHALL NOT REPRESENT TO ANY PERSON THAT THE MAKER AND THE HOLDER HEREOF ARE PARTNERS OR CO-VENTURERS.

20.   intentionally omitted.

21. JURY TRIAL. THE MAKER HEREBY EXPRESSLY WAIVES ANY RIGHT TO A TRIAL BY JURY IN ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY RIGHTS UNDER THIS NOTE, OR UNDER ANY AMENDMENT, INSTRUMENT, DOCUMENT OR AGREEMENT DELIVERED OR WHICH MAY IN THE FUTURE BE DELIVERED IN CONNECTION HEREWITH OR THEREWITH OR ARISING FROM ANY RELATIONSHIP EXISTING IN CONNECTION WITH THIS NOTE, AND AGREES THAT ANY SUCH ACTION OR PROCEEDING SHALL BE TRIED BEFORE A COURT AND NOT BEFORE A JURY.

22. Entire Agreement. This Note and the Junior Note constitute the entire agreement between Maker and Payee. No representations, warranties, undertakings, or promises whether written or oral, expressed or implied have been made by the Payee or its agent unless expressly stated in this Note or the Junior Note.

      IN WITNESS WHEREOF, the undersigned has executed and delivered this Note, pursuant to proper authority duly granted, as of the date and year first above written.

                  SAC HOLDING CORPORATION
                  a Nevada corporation


                  By:________________________
                  Bruce Brockhagen, Treasurer